Exhibit 23.1


             CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


 As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K, into the Company's previously filed Registration Statements No. 33-4922, No. 333-02845, 333-42445, and No. 333-42447.



 ARTHUR ANDERSEN LLP



 Milwaukee, Wisconsin
 March 27, 2002